                                                                    EXHIBIT 10.3
                        PROMISSORY NOTE

$12,500.00                                                   Bothell, Washington
                                                             November 9, 1998


FOR VALUE RECEIVED, Orca Technologies, Inc. (the undersigned) agrees to pay to the order of Roger P. Vallo, the sum of Twelve Thousand Five Hundred and 00/100ths Dollars ($12,500.00) in lawful money of the United States of America.

(a) This Note bears interest at the rate of 8% (eight percent) per annum.

(b) This Note is payable February 8, 1999.

After default, at the option of the holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Failure to exercise the rights and remedies available to the holder of this Note shall not waive the right to exercise them in the event of any subsequent default. In the event of default, the undersigned promises to pay collection expenses, including reasonable attorneys' fees, incurred by the holder of this note, with or without suit on appeal and in bankruptcy or other insolvency proceedings.

The Note is delivered to the payee in the state of Washington and is made with reference to, and shall be construed in accordance with, the laws of the state of Washington without reference to their conflict of law principles.


                                              /s/ Casey F. Seremek
                                             ------------------------
                                             Casey F. Seremek
                                             Orca Technologies, Inc.
                                             Controller
                                             Date:  November, 8, 1998